UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2009

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 4, 2009, Citizens & Northern Corporation (the “Company”) issued a press release announcing the closing of the underwriters' exercise of their over-allotment option in connection with the Company's previously announced public offering of 2,500,000 shares of its common stock. Including the exercise of the over-allotment option, the Company expects total net proceeds from the offering, after deducting underwriting discounts and estimated expenses, to be approximately $21.41 million.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release dated December 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: December 4, 2009	By:	/s/ Craig G. Litchfield
Craig G. Litchfield, President & CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 4, 2009.